Exhibit 10.14

GRANT AGREEMENT

Name:	fld_NAME_AC	Employee ID:	fld_EMPLID

Grant Date:	expGRANT_DATE
Grant ID:	fld_GRANT_NBR
Amount:	0

Plan:	fld_DESCR
Vesting Schedule:	fld_HTMLAREA1

Restricted Stock Units

THIS GRANT AGREEMENT, as of the Grant Date noted above between Hewlett Packard Enterprise Company, a Delaware Corporation (“Company”), and the employee named above (“Employee”), is entered into as follows:

WHEREAS, the continued participation of the Employee is considered by the Company to be important for the Company’s continued growth; and

WHEREAS, in order to give the Employee an incentive to continue in the employ of the Company (or its Affiliates or Subsidiaries), to accept ancillary agreements designed to protect the legitimate business interests of the Company that are made a condition of this grant and to participate in the affairs of the Company, the HR and Compensation Committee of the Board of Directors of the Company or its delegates (“Committee”) has determined that the Employee shall be granted restricted stock units representing hypothetical shares of the Company’s common stock (“RSUs”), with each RSU equal in value to one share of the Company’s $0.01 par value common stock (“Share”), subject to the restrictions stated below and in accordance with the terms and conditions of the plan named above (“Plan”), a copy of which can be found on the Long-term Incentives website along with a copy of the related prospectus.  The Plan and the related prospectus also can be obtained by written or telephonic request to the Company Secretary.  Unless otherwise defined in this Grant Agreement, any capitalized terms in this Grant Agreement shall have the meaning ascribed to such terms in the Plan.

THEREFORE, the parties agree as follows:

1.              Grant of Restricted Stock Units.

Subject to the terms and conditions of this Grant Agreement and of the Plan, the Company hereby grants to the Employee the number of RSUs set forth above.

2.              Vesting Schedule.

The interest of the Employee in the RSUs shall vest according to the vesting schedule set forth above, or if earlier, in accordance with Section 8 or 9, below, except to the extent a severance plan applicable to the Employee provides otherwise.  Unless the provisions of Section 8 or 9 apply, the Employee must remain in the employ of the Company, any Subsidiary or Affiliate on a continuous basis through the close of business on the applicable Vesting Date, as set forth above, and the Employee must be in compliance with the requirements and conditions provided for in the Plan and this Grant Agreement for the interest of the Employee in the RSUs to become fully vested on that date.

3.              Benefit Upon Vesting.

Within 75 days of each Vesting Date set forth on the above vesting schedule or, if earlier, a vesting event pursuant to Section 8 or 9 below, the Company shall deliver or pay, as applicable, to the Employee (or the Employee’s guardian, estate or beneficiary in the event of Section 8 or 9) Shares or a combination of cash and Shares, as the Company determines in its sole discretion, with a value equal to:

(a)         the number of RSUs that have become vested as of such vesting date or vesting event, as applicable, multiplied by the Fair Market Value of a Share on the date on which such RSUs vested; plus

(b)         a dividend equivalent payment determined by:

(1)         Multiplying, separately, the number of RSUs that became vested as determined in Section 3(a) by the dividend per Share on each dividend payment date between the Grant Date and the applicable Vesting Date to determine the dividend equivalent amount for each applicable dividend payment date;

(2)         dividing the amount determined in (1) above by the Fair Market Value of a Share on the dividend payment date to determine the number of additional whole and fractional RSUs to be credited to the Employee; and

(3)         multiplying the number of additional RSUs determined in (2) above by the Fair Market Value of a Share on the Vesting Date to determine the aggregate value of dividend equivalent payments for such vested RSUs;

provided, however, that if any aggregated dividend equivalent payments in Section (b)(2) above to be delivered in Shares results in a payment of a fractional Share, such fractional Share shall be rounded up to the next whole Share.

4.              Restrictions.

Except as otherwise provided for in this Grant Agreement, the RSUs or rights granted hereunder may not be sold, pledged or otherwise transferred.  The period of time between the Grant Date and the date the RSUs become fully vested pursuant to Section 2 is referred to herein as the “Restriction Period.”

5.              Custody of Restricted Stock Units.

The RSUs subject hereto shall be recorded in an account with the Plan broker in the name of the Employee.  Upon termination of the Restriction Period, if the Company determines, in its sole discretion, to deliver Shares pursuant to Section 3 above, such Shares  shall be released into the Employee’s account; provided, however, that a portion of such Shares shall be surrendered in payment of Tax-Related Items, as defined and in accordance with Section 11 below, unless the Company, in its sole discretion, establishes alternative procedures for the payment of Tax-Related Items.

6.              No Stockholder Rights.

RSUs represent hypothetical Shares.  The Employee shall not be entitled to any of the rights or benefits generally accorded to stockholders until the Shares are issued to the Employee pursuant to the terms of this Grant Agreement and the Employee becomes a holder of record of the Shares following the vesting of the RSUs.

7.              Termination of Employment.

Except as otherwise provided for in this Grant Agreement or in the Plan or as otherwise determined by the Company in its sole discretion, if the Employee’s employment with the Company, any Subsidiary or Affiliate is terminated at any time for any reason prior to the lapse of the Restriction Period, all unvested RSUs granted hereunder shall be forfeited by the Employee, except to the extent a severance plan applicable to the Employee provides otherwise.

For purposes of this Grant Agreement, the Employee’s employment or service will be considered terminated as of the date he or she is no longer actively providing services to the Company, any Subsidiary or Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Employee is employed or retained or the terms of the Employee’s employment or service agreement, if any) and will not be extended by any notice period (e.g., the Employee’s period of employment or service would not include any contractual notice period or any period of “garden leave” or similar period mandated under the employment laws in the jurisdiction where the Employee is employed or retained or the terms of the Employee’s employment or service agreement, if any).  The Committee shall have the exclusive discretion to determine when the Employee’s employment or service is terminated for purposes of this Grant Agreement (including whether the Employee may still be considered to be providing service while on a leave of absence).

8.              Disability or Retirement of the Employee.

If the Employee’s employment is terminated prior to the end of the Restriction Period by reason of the Employee’s total and permanent disability or retirement in accordance with the applicable retirement policy, all RSUs shall immediately vest including any amounts for dividend equivalent payments on RSUs that vest at termination subject to the condition that the Employee shall have executed a current Agreement Regarding Confidential Information and Proprietary Developments (“ARCIPD”) that is satisfactory to the Company, and shall not have engaged in any conduct that creates a conflict of interest in the opinion of the Company.

9.              Death of the Employee.

In the event of the Employee’s death prior to the end of the Restriction Period, all unvested RSUs shall immediately vest including any amounts for dividend equivalent payments on such vested RSUs.

10.       Section 409A.

Payments made pursuant to the Plan and this Grant Agreement are intended to comply with or qualify for an exemption from Section 409A of the Code (“Section 409A”).  The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Grant Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, including any amendments or actions that would result in the reduction of benefits payable under this Grant Agreement, as the Company determines are necessary or appropriate to ensure that all RSUs are made in a manner that qualifies for an exemption from, or complies with, Section 409A or mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A: provided however, that the Company makes no representations that the RSUs will be exempt from any penalties that may apply under Section 409A and makes no undertaking to preclude Section 409A from applying to this RSU.  For the avoidance of doubt, the Employee hereby acknowledges and agrees that the Company will have no liability to the Employee or any other party if any amounts payable under this Grant Agreement are not exempt from, or compliant with, Section 409A, or for any action taken by the Company with respect thereto.  Any payments under this Grant Agreement, the settlement of which is triggered by a “separation from service” (within the meaning of Section 409A) of a “specified employee” (as defined under Section 409A), shall  be made on a date that is the earlier of (a) the Employee’s death or (b) the later of the specified settlement date and the date which is six months after the date of the Employee’s separation from service.

11.       Taxes.

(a)         The Employee shall be liable for any and all taxes, including income tax, social insurance, fringe benefit tax, payroll tax, payment on account, employer taxes or other tax-related items related to the Employee’s participation in the Plan and legally applicable to or otherwise recoverable from the Employee by the Company and/or, if different, the Employee’s employer (the “Employer”) whether incurred at grant, vesting, sale, prior to vesting or at any other time (“Tax-Related Items”).  In the event that the Company or the Employer (which, for purposes of this Section 11, shall include a former employer) is required, allowed or permitted to withhold taxes as a result of the RSUs or the Shares acquired pursuant to such RSUs, or due upon receipt of dividend equivalent payments or dividends, the Employee shall surrender a sufficient number of whole Shares, make a cash payment or make adequate arrangements satisfactory to the Company and/or the Employer to withhold such taxes from Employee’s wages or other cash compensation paid to the Employee by the Company and/or the Employer at the election of the Company, in its sole discretion, or, if permissible under local law, the Company may sell or arrange for the sale of Shares that Employee acquires as necessary to cover all Tax-Related Items that the Company or the Employer has to withhold or that are legally recoverable from the Employee (such as fringe benefit tax) at the time the restrictions on the RSUs lapse, unless the Company, in its sole discretion, has established alternative procedures for such payment. However, with respect to any RSUs subject to Section 409A, the Employer shall limit the surrender of Shares to the minimum number of Shares permitted to avoid a prohibited acceleration under Section 409A. The Employee will receive a cash refund for any fraction of a surrendered Share or Shares in excess of any and all Tax-Related Items.  To the extent that any surrender of Shares or payment of cash or alternative procedure for such payment is insufficient, the Employee authorizes the Company, its Affiliates and Subsidiaries, which are qualified to deduct tax at source, to deduct from the Employee’s compensation all Tax-Related Items.  The Employee agrees to pay any Tax-Related Items that cannot be satisfied from wages or other cash compensation, to the extent permitted by Applicable Law.

To avoid negative accounting treatment, the Company and/or the Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case the Employee will receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Employee is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Employee’s participation in the Plan.

(b)         Regardless of any action the Company or the Employer takes with respect to any or all Tax-Related Items, the Employee acknowledges and agrees that the ultimate liability for all Tax-Related Items is and remains the Employee’s responsibility and may exceed the amount actually withheld by the Company or the Employer.  The Employee further acknowledges that the Company and/or the Employer: (i) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this grant of RSUs or dividend equivalents, including, but not limited to, the grant, vesting or settlement of RSUs or dividend equivalents, the subsequent delivery of Shares and/or cash upon settlement of such RSUs or the subsequent sale of any Shares acquired pursuant to such RSUs and receipt of any dividends or dividend equivalent payments; and (ii) notwithstanding Section 10, do not commit to and are under no obligation to structure the terms or any aspect of this grant of RSUs and/or dividend equivalents to reduce or eliminate the Employee’s liability for Tax-Related Items or to achieve any particular tax result.  Further, if the Employee has become subject to tax in more than one jurisdiction, the Employee acknowledges that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.  The Employee shall pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Employee’s participation in the Plan or the Employee’s receipt of RSUs that cannot be satisfied by the means previously described.  The Company may refuse to deliver the benefit described in Section 3 if the Employee fails to comply with the Employee’s obligations in connection with the Tax-Related Items.

(c)          In accepting the RSUs, the Employee consents and agrees that in the event the RSUs or the dividend equivalents become subject to an employer tax that is legally permitted to be recovered from the Employee, as may be determined by the Company and/or the Employer at their sole discretion, and whether or not the Employee’s employment with the Company and/or the Employer is continuing at the time such tax becomes recoverable, the Employee will assume any liability for any such taxes that may be payable by the Company and/or the Employer in connection with the RSUs and dividend equivalents.  Further, by accepting the RSUs, the Employee agrees that the Company and/or the Employer may collect any such taxes from the Employee by any of the means set forth in this Section 11.  The Employee further agrees to execute any other consents or elections required to accomplish the above, promptly upon request of the Company.

12.       Data Privacy Consent.

(a)         The Employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Employee’s personal data as described in this Grant Agreement and any other materials by and among, as applicable, the Company, the Employer and its other Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing the Employee’s participation in the Plan.

(b)         The Employee understands that the Company, the Employer and its other Subsidiaries and Affiliates may hold certain personal information about the Employee, including, but not limited to, name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, residency, status, job title, any shares of stock or directorships held in the Company, details of all RSUs, options or any other entitlement to shares of stock granted, canceled, purchased, exercised, vested, unvested or outstanding in the Employee’s favor (“Data”) for the exclusive purpose of implementing, managing and administering the Plan.

(c)          The Employee understands that Data will be transferred to the Company or one or more stock plan service providers as may be selected by the Company from time to time, which is assisting the Company with the implementation, administration and management of the Plan.  The Employee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country of operation (e.g., the United States) may have different data privacy laws and protections than the Employee’s country.  The Employee understands that if he or she resides outside the United States, the Employee may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative.  The Employee authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing the Employee’s participation in the Plan.  The Employee understands that Data will be held only as long as is necessary to implement, administer and manage the Employee’s participation in the Plan.  The Employee understands that if he or she resides outside the United States, the Employee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative.

(d)         Further, the Employee understands that he or she is providing the consents herein on a purely voluntary basis.  If the Employee does not consent, or if the Employee later seeks to revoke his or her consent, the Employee’s employment and career with the Employer will not be affected; the only consequence of refusing or withdrawing the Employee’s consent is that the Company would not be able to grant RSUs or other equity awards to the Employee or administer or maintain such awards.  Therefore, the Employee understands that refusing or withdrawing the consent may affect the Employee’s ability to participate in the Plan.  For more information on the consequences of the Employee’s refusal to consent or withdrawal of consent, the Employee understands that he or she may contact his or her local human resources representative.

13.       Plan Information.

The Employee agrees to receive copies of the Plan, the Plan prospectus and other Plan information, including information prepared to comply with Applicable Laws outside the United States, from the Long-term Incentives website and stockholder information, including copies of any annual report, proxy and Form 10-K, from the investor relations section of the Company’s website at www.hpe.com.  The Employee acknowledges that copies of the Plan, Plan prospectus, Plan information and stockholder information are available upon written or telephonic request to the Company Secretary. The Employee hereby consents to receive any documents related to current or future participation in the Plan by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

14.       Acknowledgment and Waiver.

By accepting this grant of RSUs, the Employee understands, acknowledges and agrees that:

(a)         except as provided in Sections 8 and 9, the vesting of the RSUs is earned only by continuing as an employee with the Company or one of its Subsidiaries or Affiliates and that being hired and granted RSUs will not result in the RSUs vesting;

(b)         this Grant Agreement and its incorporated documents reflect all agreements on its subject matters and the Employee is not accepting this Grant Agreement based on any promises, representations or inducements other than those reflected in this Grant Agreement;

(c)          all good faith decisions and interpretations of the Committee regarding the Plan and Awards granted under the Plan are binding, conclusive and final;

(d)         the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time;

(e)          the grant of RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs or other awards, or benefits in lieu of RSUs, even if Shares or RSUs have been granted in the past;

(f)           all decisions with respect to future grants, if any, will be at the sole discretion of the Company;

(g)          the Employee’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate the Employee’s employment relationship at any time and it is expressly agreed and understood that employment is terminable at the will of either party;

(h)         the Employee is voluntarily participating in the Plan;

(i)             RSUs and their resulting benefits are extraordinary items that are outside the scope of the Employee’s employment contract, if any;

(j)            RSUs and their resulting benefits are not intended to replace any pension rights or compensation;

(k)         RSUs and their resulting benefits are not part of normal or expected compensation or salary for any purposes, including, but not limited to calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(l)             unless otherwise agreed by the Company, the RSUs and their resulting benefits are not granted as consideration for, or in connection with, the service the Employee may provide as a director of a Subsidiary or Affiliate;

(m)     this grant of RSUs will not be interpreted to form an employment contract or relationship with the Company, and furthermore, this grant of RSUs will not be interpreted to form an employment contract with any Subsidiary or Affiliate;

(n)         the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(o)         no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from termination of Employee’s employment (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Employee is employed or retained or the terms of the Employee’s employment or service agreement, if any), and in consideration of the grant of the RSUs to which the Employee is otherwise not entitled, the Employee irrevocably agrees never to institute any claim against the Company, the Employer or any other Subsidiary or Affiliate and releases the Company, the Employer and any other Subsidiary and Affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Employee shall be deemed irrevocably to have agreed not to pursue such claim and to have agreed to execute any and all documents necessary to request dismissal or withdrawal of such claims;

(p)         the Company, the Employer or any other Subsidiary or Affiliate will not be liable for any foreign exchange rate fluctuation between the Employee’s local currency and the United States dollar that may affect the value of the RSUs or any amounts due to the Employee pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement;

(q)         if the Company determines that the Employee has engaged in misconduct prohibited by Applicable Law or any applicable policy of the Company, as in effect from time to time, or the Company is required to make recovery from the Employee under Applicable Law or a Company policy adopted to comply with applicable legal requirements, then the Company may, in its sole discretion, to the extent it determines appropriate, (i) recover from the Employee the proceeds from RSUs vested up to three years prior to the Employee’s termination of employment or any time thereafter, (ii) cancel the Employee’s outstanding RSUs, and (iii) take any other action it deems to be required and appropriate; and

(r)            the delivery of any documents related to the Plan or Awards granted under the Plan, including the Plan, this Grant Agreement, the Plan prospectus and any reports of the Company generally provided to the Company’s stockholders, may be made by electronic delivery.  Such means of electronic delivery may include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via electronic mail or other such means of electronic delivery specified by the Company.  The Employee may receive from the Company a paper copy of any documents delivered electronically at no cost to the Employee by contacting the Company in writing in accordance with Section 17(k).  If the attempted electronic delivery of any document fails, the Employee will be provided with a paper copy of such document. The Employee may revoke his or her consent to the electronic delivery of documents or may change the electronic mail address to which such documents are to be delivered (if the Employee has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised electronic mail address in accordance with Section 17(k).  The Employee is not required to consent to the electronic delivery of documents.

15.       No Advice Regarding Grant.

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Employee’s participation in the Plan, or the Employee’s acquisition or sale of the underlying Shares.  The Employee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

16.       Additional Eligibility Requirements Permitted.

In addition to any other eligibility criteria provided for in the Plan, the Company may require that the Employee execute a separate document agreeing to the terms of a current arbitration agreement and/or a current ARCIPD, each in a form acceptable to the Company and/or that the Employee be in compliance with the ARCIPD throughout the entire Restriction Period and through the date the RSU is to be granted or settled. If such separate documents are required by the Company and the Employee does not accept them within 75 days of the Grant Date or such other date as of which the Company shall require in its discretion, this RSU shall be canceled and the Employee shall have no further rights under this Grant Agreement.

17.       Miscellaneous.

(a)         The Company shall not be required to treat as owner of RSUs and any associated benefits hereunder, any transferee to whom such RSUs or benefits shall have been transferred in violation of any of the provisions of this Grant Agreement.

(b)         The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Grant Agreement.

(c)          The Plan is incorporated herein by reference. The Plan and this Grant Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Employee with respect to the subject matter hereof, other than the terms of any severance plan applicable to the Employee that provides more favorable vesting.  Notwithstanding the foregoing, nothing in the Plan or this Grant Agreement shall affect the validity or interpretation of any duly authorized written agreement between the Company and the Employee under which an award properly granted under and pursuant to the Plan serves as any part of the consideration furnished to the Employee.  This Grant Agreement is governed by the laws of the state of Delaware without regard to its conflict of law provisions.

(d)         If the Employee has received this or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

(e)          The provisions of this Grant Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

(f)           Notwithstanding Section 17(e), the Company’s obligations under this Grant Agreement and the Employee’s agreement to the terms of an arbitration agreement and/or an ARCIPD, if any, are mutually dependent.  In the event that the Employee breaches the arbitration agreement or the Employee’s ARCIPD is breached or found not to be binding upon the Employee for any reason by a court of law, then the Company will have no further obligation or duty to perform under the Plan or this Grant Agreement.

(g)          A waiver by the Company of a breach of any provision of this Grant Agreement shall not operate or be construed as a waiver of any other provision of this Grant Agreement, or of any subsequent breach by the Employee or any other Awardee.

(h)         The Employee acknowledges that, depending on his or her country, the Employee may be subject to insider trading restrictions and/or market abuse laws, which may affect the Employee’s ability to acquire or sell Shares or rights to Shares (e.g., RSUs) under the Plan during such times as the Employee is considered to have “inside information” regarding the Company (as defined by the laws in the Employee’s country).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  The Employee is responsible for ensuring compliance with any applicable restrictions and is advised to consult his or her personal legal advisor on this matter.

(i)             The Company reserves the right to impose other requirements on the Employee’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Employee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

(j)            Any notice required or permitted hereunder to the Employee shall be given in writing and shall be deemed effectively given upon delivery to the Employee at the address then on file with the Company.

(k)         Any notice to be given under the terms of this Grant Agreement to the Company will be addressed in care of Attn: Global Equity Administration at Hewlett Packard Enterprise Company, 3000 Hanover Street, Palo Alto, California 94304, USA.

(l)             The Employee acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect his or her ability to acquire or hold Shares acquired under the Plan or cash received from participating in the Plan (including from any dividends or dividend equivalent payments) in a brokerage or bank account outside the Employee’s country.  The Employee may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country.  The Employee also may be required to repatriate sale proceeds or other funds received as a result of the Employee’s participation in the Plan to his or her country through a designated bank or broker within a certain time after receipt.  The Employee acknowledges that it is his or her responsibility to be compliant with such regulations, and the Employee is advised to consult his or her personal legal advisor for any details.

HEWLETT PACKARD ENTERPRISE COMPANY

Meg Whitman

CEO and President

Alan May

Executive Vice President, Human Resources

RETAIN THIS GRANT AGREEMENT FOR YOUR RECORDS

Important Note:  Your grant is subject to the terms and conditions of this Grant Agreement, including any Appendix for your country, and to the Company obtaining all necessary government approvals.  If you have questions regarding your grant, please contact Stock Plan Administration.

APPENDIX

HEWLETT PACKARD ENTERPRISE COMPANY 2015 STOCK INCENTIVE PLAN

GRANT AGREEMENT FOR NON-U.S. EMPLOYEES

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Grant Agreement or the Plan.

This Appendix includes additional terms and conditions that govern the RSUs granted to the Employee if the Employee resides and/or works in one of the countries listed herein.  This Appendix is part of the Grant Agreement.

If the Employee is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Employee is currently residing and/or working, or if the Employee transfers to another country after the Grant Date, the Company shall, in its discretion, determine to what extent the special terms and conditions contained herein shall be applicable to the Employee.

This Appendix also includes information and notices regarding securities, exchange control, tax and certain other issues of which the Employee should be aware with respect to his or her participation in the Plan.  The information is based on the securities, exchange control, tax and other laws in effect in the respective countries as of September 2015.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that the Employee not rely on the information contained herein as the only source of information relating to the consequences of his or her participation in the Plan because the information may be out of date at the time the Employee vests in the RSUs, receives Shares, a cash payment or a dividend equivalent payment upon vesting, sells any Shares acquired under the Plan or receive dividends paid on such Shares.  In addition, the information is general in nature and may not apply to the Employee’s particular situation, and the Company is not in a position to assure the Employee of any particular result.  Therefore, the Employee is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to the Employee’s individual situation.

If the Employee is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Employee is currently residing and/or working, or if the Employee transfers to another country after the Grant Date, the information contained herein may not be applicable to the Employee in the same manner.

ALBANIA

Securities Notice

Securities approval is required for the resale of Shares in Albania for Albanian residents.

ALGERIA

Payout of RSUs in Cash Only

Pursuant to the Company’s discretion under Section 2(ii) of the Plan and notwithstanding the language in Section 3 of the Grant Agreement, due to legal considerations in Algeria, the RSUs granted to Employees in Algeria shall be settled in cash only, paid through local payroll (less any Tax-Related Items and/or fees) and do not provide any right for the Employee to receive Shares.

ANGOLA

Securities Notice

The Plan is not an offer to the public in Angola. RSUs are granted only to employees of the Company and its Subsidiaries and Affiliates.  Any securities granted under the Plan are not negotiable in Angola.

Payout of RSUs in Cash Only

Pursuant to the Company’s discretion under Section 2(ii) of the Plan and notwithstanding the language in Section 3 of the Grant Agreement, due to legal considerations in Angola, the RSUs granted to Employees in Angola shall be settled in cash only (less any Tax-Related Items and/or fees) and do not provide any right for the Employee to receive Shares.

Exchange Control Notice

All proceeds from the vesting of the RSUs and cash payment are required to be repatriated to Angola.

ARGENTINA

Securities Notice

Shares of the Company are not publicly offered or listed on any stock exchange in Argentina.  The offer is private and not subject to the supervision of any Argentine governmental authority.

Exchange Control Notice

If the Employee transfers proceeds realized under the Plan (e.g., from the sale of Shares) into Argentina within ten days of receipt (i.e., the proceeds have not been held in an offshore bank or brokerage account for at least ten days prior to transfer), the Employee must deposit 30% of the proceeds into a non-interest bearing account in Argentina for 365 days.  If the Employee has satisfied the ten day holding obligation, the Argentine bank handling the transaction may still request certain documentation in connection with the Employee’s request to transfer proceeds into Argentina, including evidence of the sale and proof that no funds were remitted out of Argentina to acquire the Shares.  Please note that exchange control regulations in Argentina are subject to frequent change.  The Employee should consult with his or her personal legal advisor regarding any exchange control obligations he or she may have in connection with his or her participation in the Plan.

Foreign Asset/Account Reporting Notice

Argentine residents must report any Shares acquired under the Plan and held by the resident on December 31st of each year on their annual tax return for that year.  Argentine residents should consult with their personal tax advisor to determine their personal reporting obligations.

AUSTRALIA

Breach of Law.  Notwithstanding anything to the contrary in the Plan or the Grant Agreement, the Employee will not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of that Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits.  Further, the employer is under no obligation to seek or obtain the approval of its stockholders in a general meeting for the purpose of overcoming any such limitation or restriction.

Australian Offer Document

The Employee’s right to participate in the Plan and the RSUs granted under the Plan are subject to the terms and conditions stated in the Offer Document, the Plan, the Grant Agreement and this Appendix.  By accepting the RSUs, the Employee acknowledges and confirms that he or she has reviewed these documents.

Securities Notice

If the Employee acquires Shares under the Plan and subsequently offers to sell the Shares to a person or entity resident in Australia, such offer may be subject to disclosure requirements under Australian law.  The Employee should obtain legal advice regarding any applicable disclosure requirements prior to making any such offer.

Exchange Control Notice

Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers.  If an Australian bank is assisting with the transaction, the bank will file the report on behalf of the Employee.

AUSTRIA

Exchange Control Notice

If the Employee holds Shares acquired under the Plan outside of Austria, the Employee will be required to submit reports to the Austrian National Bank as follows: (i) on a quarterly basis if the value of the Shares as of any given quarter exceeds €30,000,000; and (ii) on an annual basis if the value of the Shares as of December 31 exceeds €5,000,000.  If quarterly reporting is required, the reports must be filed by the fifteenth day of the month following the last day of the respective quarter.  The deadline for filing the annual report is January 31 of the following year.

If the Employee sells Shares or receives any cash dividends or dividend equivalent payments, the Employee may have exchange control obligations if he or she holds the cash proceeds outside of Austria.  If the transaction volume of all the Employee’s accounts abroad exceeds €10,000,000, the Employee must report the movements and balances of all accounts on a monthly basis, as of the last day of the month, on or before the fifteenth day of the following month, on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen).

Consumer Protection Notice

The Employee may be entitled to revoke the RSUs on the basis of the Austrian Consumer Protection Act under the following conditions:

(i)        The revocation must be made within one week of the day the Employee accepts the Grant Agreement.

(ii)     The revocation must be in written form to be valid.  It is sufficient if the Employee returns the Grant Agreement to the Company or the Company’s representative with language which can be understood as a refusal to conclude or honor the Grant Agreement,  provided the revocation is sent within the period discussed above.

AZERBAIJAN

Payout of RSUs in Cash Only

Pursuant to the Company’s discretion under Section 2(ii) of the Plan and notwithstanding the language in Section 3 of the Grant Agreement, due to legal considerations in Azerbaijan, the RSUs granted to Employees in Azerbaijan shall be settled in cash only (less any Tax-Related Items and/or fees) and do not provide any right for the Employee to receive Shares.

BAHRAIN

There are no country-specific provisions.

BANGLADESH

Securities Law Notice

The RSUs shall not be publicly offered or listed on any stock exchange in Bangladesh.  The offer is intended to be private and the Grant Agreement does not constitute a prospectus for purposes of the 1969 Securities and Exchange Ordinance, as amended.

Payout of RSUs in Cash Only

Pursuant to the Company’s discretion under Section 2(ii) of the Plan and notwithstanding the language in Section 3 of the Grant Agreement, due to legal considerations in Bangladesh, the RSUs granted to Employees in Bangladesh shall be settled in cash only (less any Tax-Related Items and/or fees) and do not provide any right for the Employee to receive Shares.

BELARUS

Exchange Control Notice

The Employee should obtain a permit from the National Bank of Belarus (“National Bank”) prior to acquiring Shares upon vesting of the RSUs.  To obtain the permit, it is necessary to submit certain documents to the National Bank, likely including: (i) an application in a prescribed form; (ii) a copy of a personal identification document (e.g., passport); (iii) information on the Shares to be acquired (e.g., type, number, par value, name of the issuer); and (iv) a copy of the Grant Agreement.  The Employee understands that if he or she fails to obtain a National Bank permit prior to vesting, the Employee may be subject to an administrative fine.

Please note that exchange control regulations in Belarus are subject to change.  The Employee should consult with his or her personal legal advisor regarding any exchange control obligations that the Employee may have prior to acquiring Shares or receiving proceeds  under the Plan.  The Employee is responsible for ensuring compliance with all exchange control laws in Belarus.

BELGIUM

Foreign Asset/Account Reporting Notice

The Employee is required to report any bank accounts opened and maintained outside of Belgium on his or her annual tax return.  In a separate report, the Employee may be required to provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which any such account was opened).  This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under Kredietcentrales / Centrales des crédits caption. The Employee should consult with his or her personal tax advisor to determine his or her personal reporting obligations.

BOSNIA AND HERZEGOVINA

There are no country-specific provisions.

BOTSWANA

There are no country-specific provisions.

BRAZIL

Exchange Control Notice

The Employee is required to prepare and submit a declaration of assets and rights held outside of Brazil to the Central Bank on an annual basis.  The assets and rights that must be reported include Shares issued under the Plan.  However, if the Employee holds assets or rights valued at less than US$100,000, the Employee will not be required to submit a declaration. If such amount exceeds US$100,000,000, the referred declaration is required quarterly.

Intent to Comply with Law

By accepting the RSUs, the Employee acknowledges his or her agreement to comply with applicable Brazilian laws and to report and pay any and all applicable taxes associated with the vesting of the RSUs, the sale of any Shares acquired upon vesting of the RSUs and the receipt of any dividends or dividend equivalents.

Tax on Financial Transaction (IOF)

If the Employee repatriates the proceeds from the sale of Shares and any cash dividends into Brazil and converts the funds into local currency, he or she will be subject to the Tax on Financial Transactions.

Labor Law Acknowledgment

This provision supplements Section 14 of the Grant Agreement:

By accepting this grant of RSUs, the Employee understands, acknowledges and agrees that:, for all legal purposes: (i) the benefits provided to the Employee under the Plan are unrelated to his or her employment; (ii) the Plan is not a part of the terms and conditions of the Employee’s employment; and (iii) the income from the RSUs, if any, is not part of the Employee’s remuneration from employment.

BULGARIA

Exchange Control Notice

If the Employee receives a payment related to the Plan in Bulgaria in excess of BGN100,000 (or its equivalent in another currency, e.g., U.S. dollars), the Employee is required to submit a form with information regarding the source of the income to the bank receiving such payment (for statistical purposes) upon transfer or within 30 days of receipt.  The Employee should contact his or her bank in Bulgaria for additional information regarding this requirement.

CANADA

Payout of RSUs in Shares Only

Pursuant to its discretion under Section 2(ii) of the Plan, with respect to all Employees residing in Canada, the Company will convert all vested RSUs only into an equivalent number of Shares.  Employees residing in Canada (or in the event of death, such Employee’s legal representative or estate) will not receive an equivalent or fractional Share cash payment with respect to vested RSUs.

Data Privacy

The following provision supplements Section 12 of the Grant Agreement:

The Employee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan.  The Employee further authorizes the Company and any Subsidiary or Affiliate and the administrator of the Plan to disclose and discuss the Plan with their advisors.  The Employee further authorizes the Company and any Subsidiary or Affiliate to record such information and to keep such information in the Employee’s employee file.

Termination of Employment

The following provision replaces the second paragraph of Section 7 of the Grant Agreement:

For purposes of this Grant Agreement, the Employee’s employment or service will be considered terminated as of the earlier of: (a) the date on which the Employee’s employment is terminated; (b) the date the Employee receives notice of termination of employment from the Employer; or (c) the date on which the Employee is no longer actively employed by or actively providing services, regardless of any notice period or period of pay in lieu of such notice required under Applicable Law (including, but not limited to, statutory law, regulatory law and/or common law).  The Committee shall have the exclusive discretion to determine when the Employee’s employment or service is terminated for purposes of this Grant Agreement (including whether the Employee may still be considered to be providing service while on a leave of absence).

Foreign Asset/Account Reporting Notice.

If the total value of the Employee’s foreign property exceeds C$100,000 at any time during the year, the Employee must report all of his or her foreign property on Form T1135 (Foreign Income Verification Statement) by April 30 of the following year.  Foreign property includes Shares acquired under the Plan and may include the RSUs.  The RSUs must be reported—generally at a nil cost—if the $100,000 cost threshold is exceeded because of other foreign property the Employee holds.  If Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares.  The ACB would normally equal the fair market value of the Shares at vesting, but if the Employee owns other shares, this ACB may have to be averaged with the ACB of the other shares.  The Employee should speak with a personal tax advisor to determine the scope of foreign property that must be considered for purposes of this requirement.

Securities Law Notice

The Employee may not sell the shares issued upon the exercise of stock options through the designated broker unless the Company has obtained exemptive relief for such trade or has determined that exemptive relief is not required.  Whether or not exemptive relief is obtained or has been determined to be unnecessary, the Employee may sell shares issued upon the exercise of stock options using a dealer registered in his or her jurisdiction to effect the trade.

The following provisions will also apply to Employees who are resident in Quebec:

Consent to Receive Information in English

The parties acknowledge that it is their express wish that the Grant Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de la convention («Grant Agreement»), ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

Plan Document Acknowledgment

In accepting the grant of RSUs, the Employee acknowledges that he or she has received a copy of the Plan, has reviewed the Plan and the Grant Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Grant Agreement.

CHILE

Securities Law Notice.

The offer of RSUs constitutes an offering of securities in Chile subject to General Ruling N° 345 (“NCG 345”) of the Chilean Superintendence of Securities and Insurance (“SVS”).  This offer refers to securities not registered at the securities registry or at the foreign securities registry of the SVS, and therefore, such securities are not subject to oversight of the SVS.  Given that that the RSUs are not registered in Chile, the Company is not required to provide public information about the RSUs or shares of common stock in Chile.  Unless the securities offered are registered with the SVS, a public offering of such securities cannot be made in Chile, unless the offer complies with the conditions set forth in NCG 345.

Información bajo la Ley de Mercado de Valores

Esta oferta de Unidades de Acciones Restringidas (“RSU”) constituye uno oferta sujeta a la norma de carácter general N°345 (“NCG 345”) de la superintendenceia de valores y seguros de Chile (“SVS”).  Esta oferta versa sobre valores no inscritos en el registro de valores o en el registro de valores extranjeros que lleva la SVS, por lo que tales valores no están sujetos a la fiscalización de ésta.  Por tratarse los RSU de valores no inscritos en Chile no existe la obligación por parte del emisor de entregar en Chile información pública respecto de los RSU o de las acciones.  Estos valores no podrán ser objecto de oferta pública respecto de los RSUs o de las acciones.  Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el registro de valores correspondiente, a menos que la oferta cumpla con las condiciones establecidas en la NCG 345.

Exchange Control Notice.

The Employee is not required to repatriate funds obtained from the sale of Shares or the receipt of any dividends or dividend equivalents.  However, if the Employee decides to repatriate such funds, the Employee must do so through the Formal Exchange Market if the amount of the funds exceeds US$10,000.  In such case, the Employee must report the payment to the commercial bank or registered foreign exchange office receiving the funds.

The Employee is responsible for complying with foreign exchange requirements in Chile.  For general information purposes, as of the date hereof, the Employee’s aggregate investments held outside of Chile exceed US$5,000,000 (including the Shares and any other cash proceeds obtained under the Plan), the Employee must report the investments annually to the Central Bank.  Annex 3.1 of Chapter XII of the Foreign Exchange Regulations must be used to file this report.  Please note that exchange control regulations in Chile are subject to change.  The Employee should consult with his or her personal legal advisor regarding any exchange control obligations that the Employee may have prior to vesting in the RSUs, receiving proceeds from the sale of Shares acquired upon vesting of the RSUs or cash dividends or dividend equivalents.

Foreign Asset/Account Reporting Notice

The Chilean Internal Revenue Service (“CIRS”) requires all taxpayers to provide information annually regarding:  (i) the taxes paid abroad which they will use as a credit against Chilean income taxes and (ii) the results of foreign investments.  These annual reporting obligations must be complied with by submitting a sworn statement setting forth this information before June 30 of each year.  The forms to be used to submit the sworn statement are Tax Form 1853 “Annual Sworn Statement Regarding Foreign Source Income” and Tax Form 1851 “Annual Sworn Statement Regarding Investments Held Abroad.”  If the Employee is not a Chilean citizen and has been a resident in Chile for less than three years, the Employee is exempt from the requirement to file Tax Form 1853.  These statements must be submitted electronically through the CIRS website:  www.sii.cl.

CHINA

Payout of RSUs in Cash Only

Pursuant to the Company’s discretion under Section 2(ii) of the Plan and notwithstanding the language in Section 3 of the Grant Agreement, due to exchange control restrictions in People’s Republic of China (the “PRC”), the RSUs granted to Employees in China shall be settled in cash only (less any Tax-Related Items and/or fees) and do not provide any right for the Employee to receive Shares.

Exchange Control

The following terms and conditions will apply to Employees who are subject to exchange control restrictions and regulations in the PRC, including the requirements imposed by the State Administration of Foreign Exchange (“SAFE”), as determined by the Company in its sole discretion:

The Employee understands and agrees that, pursuant to local exchange control requirements, the Employee will not be permitted to vest in an RSU or be issued any Shares under the Plan unless or until the Company, its Subsidiary or the Employer in the PRC has obtained an approval from SAFE for the Plan.

The Employee further understands and agrees that, pursuant to local exchange control requirements, the Employee will be required to immediately repatriate any cash payments or proceeds obtained with respect to participation in the Plan to the PRC.  The Employee further understands that such repatriation of any cash payments or proceeds may need to be effectuated through a special exchange control account established by the Company, any Parent or Subsidiary, or the Employer, and the Employee hereby consents and agrees that any payment or proceeds may be transferred to such special account prior to being delivered to the Employee.

Any payment or proceeds may be paid to the Employee in U.S. dollars or local currency at the Company’s discretion.  If the payments or proceeds are paid to the Employee in U.S. dollars, the Employee will be required to set up a U.S. dollar bank account in the PRC so that the payments or proceeds may be deposited into this account.  If the payments or proceeds are paid to the Employee in local currency, the Company is under no obligation to secure any particular exchange conversion rate and the Company may face delays in converting the payments or proceeds to local currency due to exchange control restrictions.

The Employee further agrees to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange control requirements in the PRC.

COLOMBIA

Labor Law Acknowledgement

The following provision supplements Section 14 of the Grant Agreement:

The Employee acknowledges that pursuant to Article 128 of the Colombian Labor Code, the Plan and related benefits do not constitute a component of the Employee’s “salary” for any legal purpose.

Exchange Control Notice

If the Employee holds investments outside Colombia (including Shares the Employee acquires under the Plan) and the aggregate value of such investments is US$500,000 or more as of December 31 of any year, the Employee will be required to register such investments with the Central Bank (Banco de la República) as foreign investments held abroad.  Upon the subsequent sale or other disposition of any previously-registered investments, the Employee is not required to repatriate the sale proceeds to Colombia. However, the Employee must cancel the registration with the Central Bank by no later than March 31 of the year following the year in which such sale or disposition occurred.  The Employee may be subject to fines if they fail to cancel such registration.

CONGO (BRAZZAVILLE)

Exchange Control Notice

All proceeds from the vesting of RSUs, the sale of Shares and any cash dividends or dividend equivalents are required to be repatriated to Congo (Brazzaville).

COSTA RICA

There are no country-specific provisions.

CROATIA

Exchange Control Notice

The Employee must report any foreign investments (including Shares acquired under the Plan) to the Croatian National Bank for statistical purposes and obtain prior approval of the Croatian National Bank for bank accounts opened abroad.  However, because exchange control regulations may change without notice, the Employee should consult with his or her personal legal advisor to ensure compliance with current regulations.  It is the Employee’s responsibility to comply with Croatian exchange control laws.

CZECH REPUBLIC

Exchange Control Notice

Upon request of the Czech National Bank (“CNB”), the Employee may need to fulfill certain notification duties when he or she acquires Shares upon vesting of the RSUs and the opening and maintenance of a foreign account.  Even in the absence of a request from the CNB, the Employee may need to report foreign direct investments with a value of CZK2,500,000 or more in the aggregate and/or other foreign financial assets with a value of CZK200,000,000 or more.  However, because exchange control regulations change frequently and without notice, the Employee should consult with his or her personal legal advisor prior to the vesting of the RSUs and the sale of

Shares to ensure compliance with current regulations.  It is the Employee’s responsibility to comply with any applicable Czech exchange control laws.

DENMARK

Danish Stock Option Act

By participating in the Plan, the Employee acknowledges that he or she received an Employer Statement translated into Danish, which is being provided to comply with the Danish Stock Option Act.  To the extent more favorable to the Employee, the terms set forth in the Employer Statement will apply to the Employee’s participation in the Plan.

Foreign Asset/Account Reporting Notice

The Employee understands that if he or she establishes an account holding Shares or an account holding cash outside of Denmark, they must report the account to the Danish Tax Administration.  The form which should be used in this respect can be obtained from a local bank.  (These obligations are separate from and in addition to the obligations described below.)

Securities/Tax Reporting Notice

If the Employee holds Shares acquired under the Plan in a brokerage account with a broker or bank outside of Denmark, the Employee is required to inform the Danish Tax Administration about the account.  For this purpose, the Employee must file a Form V (Erklaering V) with the Danish Tax Administration.  The Form V must be signed both by the Employee and by the applicable broker or bank where the account is held, unless an exemption from the broker/bank signature requirement is obtained from the Danish Tax Administration.  It is possible to seek an exemption on the Form V, and it is strongly recommended that it be done at the time the Form V is submitted.  The Employee understands that by signing the Form V, the broker or bank (to the extent the exemption is not obtained) and the Employee undertake to forward information to the Danish Tax Administration concerning the Shares in the account without further request each year.  In the event that an exemption is not obtained and the applicable broker or bank with which the account is held does not wish to, or pursuant to the laws of the country in question, is not allowed to assume such obligation to report, the Employee acknowledges that he or she is solely responsible for providing certain details regarding the foreign brokerage account and Shares deposited therein to the Danish Tax Administration as part of the Employee’s annual income tax return.  By signing the Form V, the Employee authorizes the Danish Tax Administration to examine the account.  A sample of Form K can be found at the following website: www.skat.dk.

In addition, the Employee acknowledges that if he or she opens a brokerage account (or a deposit account with a U.S. bank) for the purpose of holding cash outside Denmark, the Employee is also required to inform the Danish Tax Administration of this account.  To do so, the Employee must file a Form K (Erklaering K) with the Danish Tax Administration.  The Form K must be signed both the Employee and by the applicable broker or bank where the account is held, unless an exemption from the broker/bank signature requirement is obtained from the Danish Tax Administration.  It is possible to seek an exemption on the Form K, and it is strongly recommended that it be done at the time the Form V is submitted.  The Employee understands that by signing the Form K, the broker or bank (to the extent the exemption is not obtained) and the Employee undertake an obligation to forward information to the Danish Tax Administration concerning the content of the account without further request each year.  In the event that an exemption is not obtained and the applicable broker or bank with which the account is held, does not wish to, or pursuant to the laws of the country in question, is not allowed to assume such obligation to report, the Employee acknowledges that he or she is solely responsible for providing certain details regarding the foreign brokerage or bank account to the Danish Tax Administration as part of the Employee’s annual income tax return.  The Employee understands that, by signing the Form K, the Employee authorizes the Danish Tax Administration to examine the account.  A sample of Form K can be found at the following website: www.skat.dk.

ECUADOR

There are no country-specific provisions.

EGYPT

Exchange Control Notice

If the Employee transfers funds into Egypt in connection with the remittance of proceeds from the vesting of RSUs, sale of Shares or the receipt of any dividends or dividend equivalent payments, the Employee is required to transfer the funds through a bank registered in Egypt.

FINLAND

There are no country-specific provisions.

FRANCE

French-qualified RSUs under the French Sub-Plan

The RSUs are granted to the Employee pursuant to the Rules of the Hewlett Packard Enterprise Company 2015 Stock Incentive Plan

for the Grant of Restricted Stock Units to Participants in France (“French Sub-Plan”), created as a Sub-plan to the Hewlett Packard Enterprise Company 2015 Stock Incentive Plan, and are subject to the terms and conditions stated in the French Sub-Plan, the Plan and the Grant Agreement, including this Appendix.  The French Sub-Plan is incorporated herein by reference and references to the Plan include the French Sub-Plan.  By accepting the RSUs, the Employee acknowledges and agrees to be bound by the terms of the French Sub-Plan and the Grant Agreement, including this Appendix.

The RSUs are intended to qualify for the specific tax and social security treatment under Section L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended.  The Company does not undertake to maintain the qualified status of the RSUs and the Employee will not be entitled to any damages of any nature whatsoever if the RSUs become disqualified.

Payout of RSUs in Shares Only

Pursuant to the French Sub-Plan and the Company’s discretion under Section 4(b)(v) of the Plan, with respect to all Employees residing in France, the Company will convert all vested RSUs only into an equivalent number of Shares.  Employees residing in France (or in the event of death, such Employee’s legal representative) will not receive an equivalent cash payment with respect to vested RSUs granted under the French Sub-Plan.

Dividend Equivalents

The following provision supplements Section 3(b), Benefit Upon Vesting, of the Grant Agreement:

Any dividend equivalent payments made in connection with the RSUs will not qualify for the specific tax and social security treatment under Section L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended.

Vesting Schedule

Notwithstanding anything to the contrary in Section 2, Vesting Schedule, of the Grant Agreement, in no event shall the first vesting date occur prior to the second anniversary of the Grant Date of the RSUs, or such other period as is required to comply with the minimum vesting period under Section L. 225-197-1 of the French Commercial Code, as amended.  If the Vesting Schedule provides for one or several vesting(s) before the second anniversary of the Grant Date of the RSUs, or such other period as is required to comply with the minimum vesting period under Section L. 225-197-1 of the French Commercial Code, as amended, this/these vesting(s) will be delayed until the first day as from which the vesting of the RSUs is authorized under the French Sub-plan.

Closed Periods

Any Shares acquired upon vesting of the RSUs may not be sold during certain Closed Periods as provided for and defined by Section L. 225-197-1 of the French Commercial Code, as amended, and by the French Sub-Plan, for so long as and to the extent that the Closed Periods are applicable to Shares underlying French-Qualified RSUs granted by the Company. Under Current law, such Closed Periods include: (a) ten (10) trading days preceding and three (3) trading days following disclosure to the public of the consolidated financial statements or the annual statements of the Company; and (b) the period as from the date that information has been disclosed to the Company’s corporate management (such as the Board) which could, if disclosed to the public, significantly impact the trading price of the Shares, until ten (10) days after such information is publicly disclosed.

Disability of the Employee

This provision supplements Section 8, Disability or Retirement of the Employee, of the Grant Agreement:

In the event of the Employee’s termination of employment due to the Employee’s Disability (as defined in the French Sub-Plan), the Employee will not be subject to the Closed Period restrictions referenced above in this Appendix.

Death of the Employee

The following provision replaces Section 9, Death of the Employee, of the Grant Agreement, and, to the extent inconsistent with, supersedes Section 2, Vesting Schedule, of the Grant Agreement:

In accordance with Section 5 of the French Sub-Plan, in the event of the Employee’s death prior to the end of the Restriction Period, all outstanding and unvested RSUs shall immediately vest, and upon the Company’s receipt of a written request from Employee’s heirs in a form satisfactory to the Company within six (6) months following the Employee’s death, the Company shall transfer the Shares held in the Employee’s account to an account for the benefit of the Employee’s heirs.  In the event of the Employee’s death, his or her heirs will not be subject to the Closed Period restrictions referenced above in this Appendix.

French Taxes

This provision supplements Section 11, Taxes, of the Grant Agreement:

The Employee understands and acknowledges that, if the Employee is a French tax resident, he or she is solely responsible for paying any French personal income tax due in connection with the RSUs, as well as any related taxes, and, unless otherwise required by applicable law, neither the Company nor the Employer will withhold any such French personal income tax or other French taxes due in connection with the RSUs, regardless of any language to the contrary in Section 11, Taxes, of the Grant Agreement.

Language Consent

By accepting the grant of the RSUs, the Employee confirms having read and understood the Plan and the Grant Agreement, which were provided in English language.  The Employee accepts the terms of those documents accordingly.

Consentement Relatif à la Langue Utilisée

En acceptant cette attribution d’actions gratuites, l’Employé confirme avoir lu et compris le Plan et le Contrat d’Attribution qui lui ont été transmis en langue anglaise. L’Employé accepte les termes et conditions incluses dans ces documents en connaissance de cause.

Foreign Asset/Account Reporting Information

The Employee is required to report all foreign accounts (whether open, current or closed) to the French tax authorities when filing his or her annual tax return.  The Employee should consult his or her personal advisor to ensure compliance with applicable reporting obligations.

GERMANY

Exchange Control Notice

Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank.  If the Employee receives a cross-border payment in excess of €12,500 (e.g., proceeds from the sale of Shares acquired under the Plan), he or she must report the payment to German Federal Bank electronically using the “General Statistics Reporting Portal” available via the Bank’s website (www.bundesbank.de).  The Employee should file the report by the fifth day of the month following the month in which the payment is made.

GHANA

There are no country-specific provisions.

GREECE

There are no country-specific provisions.

GUATEMALA

Language Consent

By participating in the Plan, the Employee acknowledges that he or she is proficient in reading and understanding English and fully understands the terms of the Plan and the Grant Agreement.

HONG KONG

Securities Warning

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Employee is advised to exercise caution in relation to the offer. If the Employee is in any doubt about any of the contents of this document, he or she should obtain independent professional advice.  The RSUs and Shares acquired upon vesting of the RSUs do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or any Subsidiary or Affiliate.  The Plan, the Grant Agreement and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong.  The RSUs are intended only for the personal use of each eligible employee of the Company or any Subsidiary or Affiliate and may not be distributed to any other person.

Sale Restriction

Any Shares received at vesting are accepted as a personal investment.  Notwithstanding anything contrary in the Grant Agreement or the Plan, in the event the RSUs vest and Shares are issued to the Employee or his or her legal representatives or estate within six months of the Grant Date, the Employee agrees that the Employee or his or her legal representatives or estate will not offer to the public or otherwise dispose of any Shares acquired prior to the six-month anniversary of the Grant Date.

Payout of RSUs in Shares Only

Pursuant to its discretion under Section 2(ii) of the Plan, with respect to all Employees residing in Hong Kong, the Company will convert all vested RSUs only into an equivalent number of Shares.  The Employees residing in Hong Kong (or in the event of death, the Employee’s legal representative or estate) will not receive an equivalent cash payment with respect to vested RSUs.

Nature of Scheme

The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.

HUNGARY

Payout of RSUs in Cash Only

Pursuant to the Company’s discretion under Section 2(ii) of the Plan and notwithstanding the language in Section 3 of the Grant Agreement, due to legal considerations in Hungary, the RSUs granted to Employees in Hungary shall be settled in cash only (less any Tax-Related Items or other withholding obligations set forth in Section 11 of the Grant Agreement in accordance with Applicable Law and/or fees) and do not provide any right for the Employee to receive Shares.

INDIA

Exchange Control Notice

The Employee understands that he or she must repatriate to India any proceeds from the sale of Shares acquired under the Plan and any dividend equivalent payment within 90 days of receipt, and any cash dividends within 180 days of receipt.  The Employee will receive a foreign inward remittance certificate (“FIRC”) from the bank where the Employee deposits the foreign currency.  The Employee should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.

Foreign Asset/Account Reporting Notice

Indian residents are required to declare any foreign bank accounts and any foreign financial assets (including Shares held outside of India) in their annual tax return.  Indian residents should consult with their personal tax advisor to determine their personal reporting obligations.

INDONESIA

Exchange Control Notice

Indonesian residents must provide the Bank of Indonesia with information on foreign exchange activities on an online monthly report no later than the fifteenth day of the following month of the activity. In addition, if the Employee remits funds into Indonesia (e.g., proceeds from the sale of Shares), the Indonesian bank through which the transaction is made will submit a report of the transaction to the Bank of Indonesia for statistical reporting purposes.  For transactions of US$10,000 or more, a more detailed description of the transaction must be included in the report and the Employee may be required to provide information about the transaction (e.g., the relationship between the Employee and the transferor of the funds, the source of the funds, etc.) to the bank in order for the bank to complete the report.

IRELAND

Director Reporting Notice

If the Employee is a director, shadow director(1) or secretary of an Irish Subsidiary or Affiliate whose interests meet or exceed 1% of the Company’s voting rights, pursuant to Section 53 of the Irish Company Act 1990, the Employee must notify the Irish Subsidiary or Affiliate in writing within five business days of receiving or disposing of an interest in the Company (e.g., RSUs, Shares, etc.), or within five business days of becoming aware of the event giving rise to the notification requirement, or within five business days of becoming a director, shadow director or secretary if such an interest exists at that time.  This notification requirement also applies with respect to the interests of a spouse or minor children, whose interests will be attributed to the director, shadow director or secretary.

ISRAEL

Issuance of Shares of Common Stock

Employee acknowledges, understands and agrees that, if the issuance of Shares on the vesting date does not comply with all applicable Israeli securities laws, Shares will not be issued.

Israeli Sub-Plan

The RSUs are granted to the Employee pursuant to the Israeli Sub-Plan to the Hewlett Packard Enterprise Company 2015 Stock Incentive Plan (the “Israeli Sub-Plan”), and are subject to the terms and conditions stated in the Israeli Sub-Plan, the Plan and the Grant Agreement, including this Appendix. By accepting the RSUs, the Employee acknowledges and agrees to be bound by the terms of the Israeli Sub-Plan.  The Israeli Sub-Plan is incorporated herein by reference and references to the Plan include the Israeli Sub-Plan.

The RSUs and Shares issued upon vesting of such RSUs are intended to qualify for the tax treatment available in Israel pursuant to the provisions of the “capital gain route” under Section 102 of the Israeli Tax Ordinance (“Section 102”), including the provisions of the Income Tax (Tax Abatement on the Grant of Shares to Employees) Regulations 2003 (the “Regulations”), and any tax ruling or agreement obtained by the Company or the Employer with regard to the Plan.  It is clarified that in order to qualify for the “capital gains route,” the RSUs may be settled only in Shares.

(1)  A shadow director is an individual who is not on the board of directors of the Company or the Irish Subsidiary or Affiliate but who has sufficient control so that the board of directors of the Company or the Irish Subsidiary or Affiliate, as applicable, acts in accordance with the directions and instructions of the individual.

Custody of RSUs

The following provisions replace Section 5 of the Grant Agreement:

5.     Custody of Restricted Stock Units.

(a)  The RSUs subject hereto shall be held in trust by Tamir Fishman, as trustee (the “Trustee”) and further recorded in a restricted book entry account in the name of the Employee.  Each RSU will be deemed granted on the date stated above, provided that (i) the Company has provided a copy of this Agreement to the Trustee and (ii) the Employee has signed all documents required pursuant to Applicable Law and under the Plan. Upon completion of the Restriction Period, Shares issued pursuant to Section 3 above shall be deposited with the Trustee (as further detailed below) in lieu of the RSUs previously held by the Trustee; provided, however, that a portion of such Shares may be surrendered in payment of any Tax-Related in accordance with Section 11 of this Grant Agreement, unless the Company, in its sole discretion, establishes alternative procedures for the payment of such taxes.

(b) Without derogating from the above, the Shares shall further be held in accordance with the undertakings of the Company and the Trustee, under a Trust Agreement in accordance with Section 102(b)(2) of the Israeli Tax Ordinance.  Under the conditions of Section 102(b)(2), the RSUs and the Shares may be issued to the Employee only through the Trustee.  To receive the tax treatment provided for in Section 102(b)(2), the RSUs and the Shares must be issued to the Trustee for a period of no less than 24 months from their Grant Date and deposit with the Trustee (the “Lock-Up Period”). In order for the tax benefits of Section 102(b)(2) to apply, as long as the RSUs are held by the Trustee, the RSUs or the underlying Shares may not be sold, transferred, assigned, pledged or mortgaged (other than through a transfer by will or by operation of law), nor may they be the subject of an attachment or security interest, and no power of attorney or transfer deed shall be given in respect thereof prior to the payment of the tax liability.  Upon the conclusion of the Lock-Up Period the Trustee may release the Shares issued hereunder to the Employee only after (i) the receipt by the Trustee of an acknowledgment from the Israeli Income Tax Authority that the Employee has paid all applicable tax due pursuant to the Israeli Tax Ordinance and Section 102, or (ii) the Trustee withholds any applicable tax due pursuant to the Israeli Tax Ordinance and Section 102.  Notwithstanding the foregoing, in the event the Employee shall elect to release the Shares prior to the conclusion of the Lock-up Period, the sanctions under Section 102 shall apply to and shall be borne solely by the Employee.

(c)  The Employee understands that in the event of a distribution of rights, including an issuance of stock dividend or bonus shares, in connection with the RSU (the “Additional Rights”), all such Additional Rights shall be deposited with and/or issued to the Trustee for the benefit of the Employee, and shall also be subject to the provisions of Section 102(b)(2). The Lock-Up Period for such Additional Rights shall be measured from the commencement of the Lock-Up Period of the RSU to be issued hereunder, from which the Additional Rights were declared or distributed.

Death of the Employee

The following provision supplements Section 9 of the Grant Agreement:

As long as the Shares are held by the Trustee for the benefit of the Employee, all rights of the Employee over the Shares cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

*          *         *         *         *

TO BE SIGNED BY THE ISRAELI EMPLOYEE WITH A COPY RETURNED TO PAYROLL ADMINISTRATION:

I have read and understood this Grant Agreement, including this Appendix.  I understand that the rights granted and the Shares issued to me under this Grant Agreement are subject to the terms and provisions of Section 102(b)(2) of the Israeli Tax Ordinance and its related rules and regulations and I hereby accept such rights and Shares subject to such terms and provisions.  I acknowledge that my holding, sale and transfer of the Shares and/or any Additional Rights is therefore subject to various restrictions and limitations that are imposed by such Section and its related rules and regulations, of which I am aware and with which I agree to comply.

Signed by:

Date:

ITALY

Plan Document Acknowledgment

The Employee acknowledges having read and specifically and expressly approves the following sections of the Grant Agreement: Section 2 (“Vesting Schedule”), Section 4 (“Restrictions”), Section 5 (“Custody of Restricted Stock Units”), Section 11 (“Taxes”), Section 13 (“Plan Information”), Section 14 (“Acknowledgment and Waiver”), Section 15 (“No Advice Regarding Grant”), Section 17(k) and (l) (“Notices”), Section 17(d) (“Language”), Section 17(i) (“Appendix), Section 17(j) (“Imposition of Other Requirements”) and the Data Privacy Notice below.

Data Privacy Notice

Notwithstanding Section 12 or any other provision of the Grant Agreement, the Employee agrees that the following shall apply with regard to data privacy in Italy:

The Employee understands that the Employer, the Company and any of its other Subsidiaries and Affiliates may collect, use, transfer and hold certain personal information about the Employee, including, the Employee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of the award of RSUs or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Employee’s favor (“Data”), for the exclusive purpose of managing and administering the Plan.

The Employee also understands that providing the Company with the Data is necessary for the performance of the Plan and without such Data it would be impossible for the Company to perform its contractual obligations and may affect the Employee’s ability to participate in the Plan.  The Controller of personal data processing is Hewlett Packard Enterprise Company, with registered offices at 3000 Hanover Street, Palo Alto, California 94304, USA, and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is Stefano Venturi with registered offices at Via Giuseppe Di Vittori, 9, Cernusco sul Naviglio, Milano, Italy.  The Employee understands that Data will not be publicized, but it may be transferred to Merrill Lynch or other third parties, banks, other financial institutions or brokers involved in the management and administration of the Plan.  The Employee further understands that the Company and/or its Subsidiaries and Affiliates will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Employee’s participation in the Plan, and that the Company and/or its Subsidiaries and Affiliates may each further transfer Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer to Merrill Lynch or another third party with whom the Employee may elect to deposit any Shares acquired under the Plan.  Such recipients may receive, possess, use, retain and transfer the Data in electronic or other form, for the purposes of implementing, administering and managing the Employee’s participation in the Plan.  The Employee understands that these recipients may be located in the European Economic Area, or elsewhere, such as the U.S. or Asia.  Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.

The Employee understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by Applicable Laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside of the European Union, as herein specified and pursuant to Applicable Laws and regulations, does not require the Employee’s consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Plan.  The Employee understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, the Employee has the right to, including but not limited to, access, delete, update, ask for rectification of Data and estop, for legitimate reasons, the Data processing.  Furthermore, the Employee is aware that Data will not be used for direct marketing purposes.  In addition, the Data provided can be reviewed and questions or complaints can be addressed by contacting the Employee’s local human resources department.

Foreign Asset / Account Tax Reporting Notice

Italian residents who, at any time during the fiscal year, hold foreign financial assets (such as cash, Shares) which may generate income taxable in Italy are required to report such assets on their annual tax returns or on a special form if no tax return is due.  The same reporting duties apply to Italian residents who are beneficial owners of the foreign financial assets pursuant to Italian money laundering provisions, even if they do not directly hold the foreign asset abroad.  The Employee is advised to consult his or her personal legal advisor to ensure compliance with applicable reporting requirements.

Foreign Asset Tax Information

The value of the financial assets held outside of Italy by Italian residents is subject to a foreign asset tax.  The taxable amount will be the fair market value of the financial assets (e.g., Shares) assessed at the end of the calendar year.

JAPAN

Foreign Asset/Account Reporting Notice

The Employee will be required to report details of any assets held outside of Japan as of December 31 (including any Shares acquired under the Plan) to the extent such assets have a total net fair market value exceeding ¥50,000,000.  Such report will be due by March 15 each year.  The Employee should consult with his or her personal tax advisor as to whether the reporting obligation applies to the Employee and whether the Employee will be required to report details of any outstanding RSUs, Shares or cash held by the Employee in the report.

KAZAKHSTAN

Securities Law Notice.

This offer is addressed only to certain eligible employees resident in Kazakhstan with resect to rights to Shares or their cash equivalent).  As of the date hereof, the Shares on the New York Stock Exchange under the ticker symbol “HPE.”  The Grant Agreement has not been approved, nor does it need to be approved, by the National Bank of Kazakhstan.  The Grant Agreement is intended only for the Employee and is not for general circulation in the Republic of Kazakhstan

Payout of RSUs in Cash Only

Pursuant to the Company’s discretion under Section 2(ii) of the Plan and notwithstanding the language in Section 3 of the Grant Agreement, due to legal considerations in Kazakhstan, the RSUs granted to Employees in Kazakhstan shall be settled in cash only (less any Tax-Related Items and/or fees) and do not provide any right for the Employee to receive Shares.

Exchange Control Notice

No exchange formalities should apply to the Employee’s participation in the Plan as no consideration will be paid for the RSUs.  However, prior to the RSUs vesting the Employee should confirm his or her applicable exchange control obligations with his or her personal advisor.

KENYA

There are no country-specific provisions.

KOREA

Exchange Control Notice

If the Employee receives US$500,000 or more from the sale of Shares or the receipt of dividends or dividend equivalent payments in a single transaction, Korean exchange control laws require the Employee repatriate the proceeds to Korea within 18 months of receipt.

Foreign Asset/Account Reporting Notice

Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts) based in foreign countries to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 1 billion (or an equivalent amount in foreign currency).  The Employee should consult with his or her personal tax advisor for additional information about this reporting obligation.

KUWAIT

Securities Law Notice

The Plan does not constitute the marketing or offering of securities in Kuwait pursuant to Law No. 7 of 2010 (establishing the Capital Markets Authority) and its implementing regulations.  Offerings under the Plan are being made only to eligible employees of the Company or any Subsidiary or Affiliate.

LATVIA

There are no country-specific provisions.

LEBANON

Securities Law Notification

This Plan does not constitute the marketing or offering of securities in Lebanon pursuant to Law No. 161 (2011), the Capital Markets Law.  Offerings under the Plan are being made only to eligible employees of the Company or any Subsidiary or Affiliate.

LITHUANIA

There are no country-specific provisions.

LUXEMBOURG

There are no country-specific provisions.

MACEDONIA

There are no country-specific provisions.

MALAYSIA

Data Privacy Consent

The following provision supplements Section 12 of the Grant Agreement:

You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal information as described in this Agreement by and among, as applicable, the Employer, and the Company and its other Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number (or any other social or national identification number), salary, nationality, job title, residency status, any Shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding (the “Data”) for the purpose of implementing, administering and managing your participation in the Plan. The Data is supplied by the Employer and also by me through information collected in connection with the Agreement and the Plan.

You understand that the Data may be transferred to the Company or any of its Subsidiaries or Affiliates, or to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, including outside the European Economic Area, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative Lim, Suey at +60 3 2303 2899 or suey-sc.lim@hpe.com.

You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data to a broker or other third party assisting with the administration of the RSUs under the Plan or with whom Shares acquired pursuant to RSUs or cash from the sale of such Shares may be deposited. Furthermore, you acknowledge and understand that the transfer of the Data to the Company or any of its subsidiaries or Affiliates, or to any third parties is necessary for your participation in the Plan.

You understand that the Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view the Data,

Saya dengan ini secara eksplisit dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi saya seperti yang diterangkan dalam Perjanjian oleh dan di antara, seperti mana yang terpakai, Majikan, Syarikat dan Syarikat Gabungan Korporat dan syarikat gabungannya untuk tujuan ekslusif bagi melaksanakan, mentadbir dan menguruskan penyertaan saya dalam Pelan.

Saya memahami bahawa Syarikat dan Majikan mungkin memegang maklumat peribadi tertentu tentang saya, termasuk, tetapi tidak terhad kepada, nama saya, alamat rumah dan nombor telefon, tarikh lahir, nombor insurans sosial atau nombor pengenalan lain, gaji, kewarganegaraan, jawatan, status kependudukan, apa-apa syer dalam Saham Biasa atau jawatan pengarah yang dipegang dalam Syarikat, bilangan syer dalam Saham Biasa yang dibeli di bawah Pelan, butir-butir semua hak pembelian atau apa-apa hak lain atas syer dalam Saham Biasa yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedah saya(“Data”), untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan tersebut. Data tersebut dibekalkan oleh Majikan dan juga oleh saya melalui maklumat yang dikumpul berkenaan dengan Perjanjian dan Pelan.

Saya memahami bahawa Data ini akan dipindahkan kepada mana-mana pihak ketiga yang membantu dengan pelaksanaan, pentadbiran dan pengurusan Pelan. Saya memahami bahawa penerima-penerima Data mungkin berada dalam negara saya atau mana-mana tempat lain, dan bahawa negara penerima (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negara saya. Saya memahami bahawa saya boleh meminta satu senarai yang mengandungi nama dan alamat penerima-penerima Data yang berpotensi dengan menghubungi wakil sumber manusia tempatan Lim, Suey at +60 3 2303 2899 or suey-sc.lim@hpe.com.

Saya memberi kuasa kepada penerima-penerima tersebut untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaan saya dalam Pelan, termasuklah apa-apa pemindahan yang diperlukan untuk Data tersebut sebagaimana yang diperlukan oleh broker atau mana-mana pihak ketiga yang membantu untuk melaksanakan hak pembelian saya di bawah Pelan atau dengan sesiapa syer Saham Biasa yang diperoleh di atas pelaksanaan hak pembelian ini atau wang tunai daripada penjualan saham tersebut boleh didepositkan. Saya memahami bahawa Data hanya akan disimpan untuk tempoh yang perlu bagi request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein by contacting your local human resources representative in writing. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service and career with the Employer will not be affected; the only adverse consequence of refusing or withdrawing your consent is that the Company would not be able to grant RSUs or other equity awards to you, or administer or maintain such awards.  Therefore, you understand that refusing or withdrawing your consent may affect your ability to vest in or realize benefits from RSUs and your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

melaksanakan, mentadbir, dan menguruskan penyertaan saya dalam Pelan. Saya memahami bahawa saya boleh, pada bila-bila masa, melihat Data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis wakil sumber manusia tempatan. Selanjutnya, saya memahami bahawa saya memberikan persetujuan di sini secara sukarela. Jika saya tidak bersetuju, atau jika saya kemudian membatalkan persetujuan saya, status pekerjaan atau perkhidmatan dan kerjaya saya dengan Majikan tidak akan terjejas; satu-satunya akibat buruk jika saya tidak bersetuju atau menarik balik persetujuan saya adalah bahawa Syarikat tidak akan dapat memberikan hak pembelian di bawah Pelan atau anugerah-anugerah ekuiti yang lain kepada saya atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, saya memahami bahawa keengganan atau penarikan balik persetujuan saya boleh menjejaskan keupayaan saya untuk mengambil bahagian dalam Pelan. Untuk maklumat lanjut mengenai akibat keengganan saya untuk memberikan keizinan atau penarikan balik keizinan, saya memahami bahawa saya boleh menghubungi wakil sumber manusia tempatan.

Director Reporting Notice

If the Employee is a director of a Malaysian Subsidiary or Affiliate, the Employee is subject to certain notification requirements under the Malaysian Companies Act 1965.  Among these requirements is an obligation to notify the Malaysian Subsidiary or Affiliate in writing when the Employee receives or disposes of an interest (e.g., RSUs or Shares) in the Company or any related company.  This notification must be made within 14 days of receiving or disposing of any interest in the Company or any related company.

MALTA

Payout of RSUs in Cash Only

Pursuant to the Company’s discretion under Section 2(ii) of the Plan and notwithstanding the language in Section 3 of the Grant Agreement, due to legal considerations in Malta, the RSUs granted to Employees in Malta shall be settled in cash only (less any Tax-Related Items and/or fees) and do not provide any right for the Employee to receive Shares.

Securities Law Notice

The Plan, the Grant Agreement (including this Appendix) and all other materials the Employee may receive regarding participation in the Plan do not constitute advertising of securities in Malta and are deemed accepted by the Employee upon receipt of the Employee’s electronic or written acceptance in the United States.  The issuance of Shares under the Plan has not and will not be registered in Malta and, therefore, the Shares described in any Plan documents may not be offered or placed in public circulation in Malta.

In no event will Shares issued upon settlement of the RSUs be delivered to the Employee in Malta. All Shares issued upon settlement of the RSUs will be maintained on the Employee’s behalf in the United States.

MAURITIUS

There are no country-specific provisions.

MEXICO

The following provisions supplement Section 14 of the Grant Agreement:

Labor Law Acknowledgment

By accepting the RSUs, the Employee acknowledges that he or she understands and agrees that:

(i) the RSUs are not related to the salary and other contractual benefits granted to the Employee by the Employer; and (ii) any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of employment.

Policy Statement

The invitation the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability to the Employee.

The Company, with its registered office at 3000 Hanover Street, Palo Alto, California 94304, USA., is solely responsible for the administration of the Plan.  Participation in the Plan and the acquisition of Shares does not, in any way, establish an employment relationship between the Employee and the Company since the Employee is participating in the Plan on a wholly commercial basis and the sole employer is the Employer, nor does it establish any rights between the Employee and Employer.

Plan Document Acknowledgment

By accepting the RSUs, the Employee acknowledges he/she has received a copy of the Plan, has reviewed the Plan and the Grant Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Grant Agreement.

In addition, by signing below, the Employee further acknowledges that having read and specifically and expressly approved the terms and conditions in Section 14 of the Grant Agreement, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) the Company, its Subsidiaries and its Affiliates are not responsible for any decrease in the value of the Shares underlying the RSUs.

Finally, the Employee does not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of participation in the Plan and the Employee therefore grants a full and broad release to his/her Employer and the Company and its other Subsidiaries and Affiliates with respect to any claim that may arise under the Plan.

Spanish Translation

Las siguientes disposiciones complementan la Sección 14 del Acuerdo de Otorgamiento:

Reconocimiento de la Ley Laboral

Al aceptar las Unidades de Acciones, el Empleado reconoce que entiende y acepta que:

(i) las Unidades de Acciones no se encuentran relacionadas con el salario ni con otras prestaciones contractuales concedidas al Empleado por parte del Empleador; y (ii) cualquier modificación del Plan o su terminación no constituye un cambio o desmejora de los términos y condiciones de empleo.

Declaración de Política

La invitación por parte de la Compañía bajo el Plan, es unilateral y discrecional; por lo tanto, la Compañía se reserva el derecho absoluto de modificar el mismo y discontinuarlo en cualquier tiempo, sin ninguna responsabilidad para el Empleado.

La Compañía, con oficinas registradas ubicadas en 3000 Hanover Street, Palo Alto, California 94304, USA es la única responsable de la administración del Plan y de la participación en el mismo y la adquisición de Acciones Comunes no establece de forma alguna, una relación de trabajo entre el Empleado y la Compañía, ya que la participación del Empleado en el Plan es completamente comercial y el único empleador es el Empleador, así como tampoco establece ningún derecho entre el Empleado y su Empleador.

Reconocimiento del Documento del Plan

Por medio de la aceptación las Unidades de Acciones, el Empleado reconoce que ha recibido una copia del Plan, que el mismo ha sido revisado al igual que la totalidad del Acuerdo de Otorgamiento y, que ha entendido y aceptado completamente todas las disposiciones contenidas en el Pan y en el Acuerdo de Otorgamiento.

Adicionalmente, al firmar abajo, el Empleado reconoce que ha leído, y que aprueba específica y expresamente los términos y condiciones contenidos en la Sección 14 del Acuerdo, en la cual se encuentra claramente descrito y establecido que: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el mismo es ofrecida por la Compañía de forma enteramente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) la Compañía, así como sus Subsidiarias y Afiliadas no son responsables por cualquier detrimento en el valor de las Acciones Comunes en relación con las Unidades de Acciones.

Finalmente, el Empleado declara que no se reserva ninguna acción o derecho para interponer una demanda en contra de la Compañía por compensación, daño o perjuicio alguno como resultado de su participación en el Plan y en consecuencia, otorga el más amplio finiquito a su Empleador, así como a la Compañía, a sus otras Subsidiarias y Afiliadas con respecto a cualquier demanda que pudiera originarse en virtud del Plan.

MOROCCO

Payout of RSUs in Cash Only

Pursuant to the Company’s discretion under Section 2(ii) of the Plan and notwithstanding the language in Section 3 of the Grant Agreement, due to legal considerations in Morocco, the RSUs granted to Employees in Morocco shall be settled in cash only through local payroll (less any Tax-Related Items and/or fees) and do not provide any right for the Employee to receive Shares.

NETHERLANDS

Notifications

Securities Law Information

NEW ZEALAND

There are no country-specific provisions.

NIGERIA

There are no country-specific provisions.

NORWAY

There are no country-specific provisions.

PAKISTAN

Exchange Control Notice

The Employee is required immediately to repatriate to Pakistan the proceeds from the sale of Shares or the receipt of any dividends or dividend equivalent payments.  The proceeds must be converted into local currency and the receipt of proceeds must be reported to the State Bank of Pakistan (the “SBP”) by filing a “Proceeds Realization Certificate” issued by the bank converting the proceeds with the SBP.  The repatriated amounts cannot be credited to a foreign currency account. The Employee should consult his or her personal advisor prior to vesting and settlement of the RSUs to ensure compliance with the applicable exchange control regulations in Pakistan, as such regulations are subject to frequent change. The Employee is responsible for ensuring compliance with all exchange control laws in Pakistan.

PANAMA

Securities Law Notice

Neither the RSUs nor the Shares that the Employee may acquire under the Plan constitute a public offering of securities, as they are available only to eligible employees of the Company, its Affiliates and its Subsidiaries.

PERU

Securities Law Notice

The grant of RSUs is considered a private offering in Peru; therefore, it is not subject to registration.

Labor Law Acknowledgment

The following provision supplements Section 14 of the Grant Agreement:

By accepting the RSUs, the Employee acknowledges, understands and agrees that the RSUs are being granted ex gratia to the Employee with the purpose of rewarding him or her.

PHILIPPINES

Issuance of Shares of Common Stock

Employee acknowledges, understands and agrees that, if the issuance of Shares on the vesting date does not comply with all applicable Philippines securities laws, Shares will not be issued.  In particular, Shares will not be issued unless and until the Philippines

Securities and Exchange Commission authorizes the issuance of Shares under the Plan by approving the Company’s request for exemption from the securities registration requirement.

Securities Law Notice

The Employee is permitted to dispose or sell Shares acquired under the Plan provided the offer and resale of the Shares takes place outside of the Philippines through the facilities of a stock exchange on which the Shares listed.  The Shares are currently listed on the New York Stock Exchange in the United States under the ticker symbol “HPE.”.

POLAND

Exchange Control Notice

If the Employee holds foreign securities (including Shares) and maintains accounts abroad, the Employee may be required to file certain reports with the National Bank of Poland.  Specifically, if the value of securities and cash held in such foreign accounts exceeds PLN 7 million, the Employee must file reports on the transactions and balances of the accounts on a quarterly basis.  Further, any fund transfers into or out of Poland in excess of €15,000 must be effected through a bank in Poland.  Polish residents are required to store all documents related to foreign exchange transactions for a period of five years.

PORTUGAL

Exchange Control Notice

If the Employee holds Shares upon vesting of the RSUs, the acquisition of Shares should be reported to the Banco de Portugal for statistical purposes.  If the Shares are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report on the Employee’s behalf.  If the Shares are not deposited with a commercial bank or financial intermediary in Portugal, the Employee is responsible for submitting the report to the Banco de Portugal.

Language Consent

The Employee hereby expressly declares that he or she has full knowledge of the English language and has read, understood and fully accepted and agreed with the terms and conditions established in the Plan and Grant Agreement.

Consentimento sobre Língua

O Empregado Contratado, pelo presente instrumento, declara expressamente que domina a língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidos no Plano e no Acordo de Atribuição.

PUERTO RICO

There are no country-specific provisions.

QATAR

There are no country-specific provisions.

ROMANIA

Exchange Control Notice

If the Employee deposits the proceeds from the sale of Shares issued to him or her at vesting and settlement of the Shares or any cash dividends or dividend equivalent payments in a bank account in Romania, the Employee may be required to provide the Romanian bank with appropriate documentation explaining the source of the funds.

The Employee should consult his or her personal advisor to determine whether the Employee will be required to submit such documentation to the Romanian bank.

RUSSIA

Payout of RSUs in Cash Only

Pursuant to the Company’s discretion under Section 2(ii) of the Plan and notwithstanding the language in Section 3 of the Grant Agreement, the RSUs granted to Employees in Russia shall be settled in cash only paid through local payroll (less any Tax-Related Items and/or fees) and do not provide any right for the Employee to receive Shares.

Compliance with Laws and Regulations

This provision supplements Section 14 of the Grant Agreement:

By accepting this grant of RSUs, the Employee understands, acknowledges and agrees that:

(a)         To participate in the Plan, Employee must comply with all Applicable Laws and regulations in Russia.

(b)    A copy of this Grant Agreement has been sent to the Employee by the Company as an offer from the territory of the United States of America and by agreeing to accept the RSUs, this Grant Agreement shall be deemed to have been concluded at the location of the Company at the following address: 3000 Hanover Street, Palo Alto, California, 94304, USA.

(c)     All actions and proceedings seeking to enforce any provision of, or based on any right arising out of, this Grant Agreement must be brought against either of the parties in the courts of the State of Delaware, County of New Castle, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

(d)    The Employee will comply with the Russian foreign exchange legislation in force at the relevant time.

(e)     The Employee will be solely responsible for (i) the proper declaration of all income received in accordance with the Plan and (ii) the payment of all relevant Tax-Related Items in connection with the receipt of such income as required by applicable Russian law.

(f)      The Employee agrees to execute such further instruments and to take such other action as may be necessary to facilitate his or her participation in the Plan.

Data Privacy Acknowledgement

The Employee hereby acknowledges that he or she has read and understood the terms regarding collection, processing and transfer of Data contained in Section 12 of the Grant Agreement and by participating in the Plan, the Employee agrees to such terms.  In this regard, upon request of the Company or the Employer, the Employee agrees to provide an executed data privacy consent form to the Employer or the Company (or any other agreements or consents that may be required by the Employer or the Company) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in the Employee’s country, either now or in the future.  The Employee understands that he or she will not be able to participate in the Plan if the Employee fails to execute any such consent or agreement.

Exchange Control Notice

Under current exchange control regulations, within a reasonably short time after receiving any cash proceeds under the Plan, the Employee must repatriate such amounts to Russia.  Such cash proceeds must be initially credited to the Employee through a foreign currency account at an authorized bank in Russia.  After the proceeds are initially received in Russia, they may be further remitted to foreign banks subject to the following limitations: (i) the foreign account may be opened only for individuals; (ii) the foreign account may not be used for business activities; and (iii) the Russian tax authorities must be given notice about the opening/ closing of each foreign account within one month of the account opening/closing.  Effective August 2014, dividends (but not dividend equivalents) do not need to be remitted to the Employee’s bank account in Russia but may be remitted directly to a foreign individual bank account (in any Organisation for Economic Cooperation and Development or Financial Action Task Force countries).

The Employee is encouraged to contact his or her personal advisor before remitting proceeds from participation in the Plan to Russia as exchange control requirements may change.

Securities Law Notice

This Appendix, the Grant Agreement, the Plan and all other materials that the Employee may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia.  The issuance of securities pursuant to the Plan has not and will not be registered in Russia; hence, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia.

SENEGAL

Tax Registration Notice

The Employee is required to submit a copy of this Grant Agreement to the tax authorities within one (1) month of date the RSUs are granted and to pay any applicable registration fee.  It is the Employee’s responsibility to submit the registration and pay the fee.

SERBIA AND MONTENEGRO

Securities Law Notice

The grant of Stock Options is not subject to the regulations concerning public offers and private placements under the Law on Capital Markets.

Exchange Control Notice

Pursuant to the Law on Foreign Exchange Transactions, Serbian residents may freely acquire Shares under the Plan.  However, the National Bank of Serbia generally requires residents to report the acquisition of Shares, the value of the Shares at vesting and, on a quarterly basis, any changes in the value of the underlying Shares.  An exemption from this reporting obligation may apply on the basis that the Shares are acquired for no consideration.  The Employee is advised to consult with his or her personal legal advisor to determine the Employee’s reporting obligations upon the acquisition of Shares under the Plan as such obligations are subject to change based on the interpretation of applicable regulations by the National Bank of Serbia.

SINGAPORE

Payout of RSUs in Cash Only for Mobile Employees

Pursuant to the Company’s discretion under Section 2(ii) of the Plan and notwithstanding the language in Section 3 of the Grant Agreement, if the Employee is designated by the Company as a mobile employee, the RSUs granted to Employees in Singapore shall be settled in cash only (less any Tax-Related Items and/or fees) and do not provide any right for the Employee to receive Shares.

Securities Law Notice

The grant of RSUs is being made to the Employee in reliance on the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and not being made with the view to the underlying Shares being subsequently offered for sale to any other party.  The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Employee should note that the RSUs are subject to section 257 of the SFA and the Employee should not make any subsequent sale directly to any person in Singapore, or any offer of such subsequent sale of the Shares underlying the RSUs, unless such sale or offer in Singapore is made (i) after six  months from the Grant Date or (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

Chief Executive Officer and Director Reporting Notice

If the Employee is the Chief Executive Officer (“CEO”) or a director, associate director or shadow director of the Company’s Singapore Subsidiary or Affiliate, he or she is subject to certain notification requirements under the Singapore Companies Act.  Among these requirements is an obligation to notify the Company’s Singapore Subsidiary or Affiliate in writing when the Employee receives an interest (e.g., RSUs or Shares) in the Company or any Subsidiary or Affiliate.  In addition, the Employee must notify the Company’s Singapore Subsidiary or Affiliate when he or she sells Shares (including when the Employee sells Shares issued upon vesting and settlement of the RSUs).  These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any Subsidiary or Affiliate.  In addition, a notification of the Employee’s interests in the Company or any Subsidiary or Affiliate must be made within two business days of becoming the CEO or, director, associate director or shadow director.

SLOVAKIA

Foreign Asset/Account Reporting Notice

If the Employee permanently resides in the Slovak Republic and, apart from being employed, carries on business activities as an independent entrepreneur (in Slovakian, podnikatel), the Employee will be obligated to report his or her foreign assets (including any foreign securities) to the National Bank of Slovakia (provided that the value of the foreign assets exceeds an amount of €2,000,000).  These reports must be submitted on a monthly basis by the 15th day of the respective calendar month, as well as on a quarterly basis by the 15th day of the calendar month following the respective calendar quarter, using notification form DEV (NBS) 1-12, which may be found at the National Bank of Slovakia’s website at www.nbs.sk.

SLOVENIA

Foreign Asset/Account Reporting Information.

Slovenian residents may be required to report the opening of bank and/or brokerage accounts to tax authorities within 15 days of opening such account.  The Employee should consult with his or her personal tax advisor to determine whether this requirement will be applicable to any accounts opened in connection with the Employee’s participation in the Plan (e.g., the Employee’s brokerage account with the Company’s designated broker).

SOUTH AFRICA

Payout of RSUs in Cash Only

Pursuant to the Company’s discretion under Section 2(ii) of the Plan and notwithstanding the language in Section 3 of the Grant Agreement, due to exchange control restrictions in South Africa, the RSUs granted to Employees in South Africa shall be settled in cash only (less any Tax-Related Items and/or fees) and do not provide any right for the Employee to receive Shares.

Exchange Control Notice

Because no transfer of funds from South Africa is required under the RSUs, no filing or reporting requirements should apply when the RSUs are granted or when a payment is received upon vesting and settlement of the RSUs.  However, because the exchange control regulations are subject to change, the Employee should consult his or her personal advisor prior to vesting and settlement of the RSUs to ensure compliance with current regulations.  The Employee is responsible for ensuring compliance with all exchange control laws in South Africa.

Tax Reporting Notice

By accepting the RSUs, the Employee agrees to notify the Employer of the amount of income realized at vesting of the RSUs.  If the Employee fails to advise the Employer of the income at vesting, he or she may be liable for a fine.  The Employee will be responsible for paying any difference between the actual tax liability and the amount withheld.

SPAIN

Acknowledgment and Waiver

The following provisions supplement Section 14 of the Grant Agreement:

By accepting the grant of RSUs, the Employee acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan.

The Employee understands that the Company has unilaterally, gratuitously and discretionally decided to grant RSUs under the Plan to individuals who may be employees of the Company or its Subsidiaries or Affiliates throughout the world.  The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Subsidiaries or Affiliates on an ongoing basis except as provided in the Plan.  Consequently, the Employee understands that the RSUs are granted on the assumption and condition that the RSUs or the Shares acquired upon vesting shall not become a part of any employment contract (either with the Company or any of its Subsidiaries or Affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever.  In addition, the Employee understands that this grant would not be made to the Employee but for the assumptions and conditions referred to above; thus, the Employee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the RSUs shall be null and void.

The RSUs are a conditional right to Shares and can be forfeited in the case of, or affected by, the Employee’s termination of service or employment.  This will be the case, for example, even if (1) the Employee is considered to be unfairly dismissed without good cause; (2) the Employee is dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) the Employee terminates employment or service due to a change of work location, duties or any other employment or contractual condition; (4) the Employee terminates employment or service due to unilateral breach of contract of the Company, the Employer, or any other Subsidiary or Affiliate; or (5) the Employee’s employment or service terminates for any other reason whatsoever, except for reasons specified in the Grant Agreement.  Consequently, upon termination of the Employee’s employment or service for any of the reasons set forth above, the Employee may automatically lose any rights to the unvested RSUs granted to him or her as of the date of the Employee’s termination of employment, as described in the Plan and the Grant Agreement.

Exchange Control Notice

The Employee must declare the acquisition of Shares to the Dirección General de Comercial e Inversiones (the “DGCI”) of the Ministerio de Economia for statistical purposes.  The Employee must also declare ownership of any Shares by filing a D-6 form with the DGCI each January while the Shares are owned.  In addition, if the Employee wishes to import the ownership title of any Shares (i.e., share certificates) into Spain, he or she must declare the importation of such securities to the DGCI.

When receiving foreign currency payments derived from the RSUs or ownership of Shares (i.e., cash dividends, dividend equivalent payments or sale proceeds) in excess of €50,000, the Employee must inform the financial institution receiving the payment of the basis upon which such payment is made.  The Employee will need to provide the financial institution with the following information: (i) the Employee’s name, address and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) additional information that may be required.

The Employee is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the Shares held in such accounts if the value of the transactions during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed €1,000,000.

Securities Law Notice

The grant of RSUs and the Shares issued pursuant to the vesting of the RSUs are considered a private placement outside of the scope of Spanish laws on public offerings and issuances of securities.

Foreign Asset/Account Reporting Notice

To the extent that the Employee holds Shares and/or has bank accounts outside Spain with a value in excess of €50,000 (for each type of asset) as of December 31, the Employee will be required to report information on such assets on his or her tax return (tax form 720) for such year.  After such Shares and/or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported Shares or accounts increases by more than €20,000. The reporting must be completed by the following March 31.

SRI LANKA

Payout of RSUs in Cash Only

Pursuant to the Company’s discretion under Section 2(ii) of the Plan and notwithstanding the language in Section 3 of the Grant Agreement, due to legal considerations in Sri Lanka, the RSUs granted to Employees in Sri Lanka shall be settled in cash only through local payroll (less any Tax-Related Items and/or fees) and do not provide any right for the Employee to receive Shares.

Exchange Control Notice

If the Employee holds proceeds in a foreign cash account, the Employee will be required to obtain exchange control approval.  The Employee is responsible for ensuring compliance with all exchange control laws in Sri Lanka.

SWEDEN

There are no country-specific provisions.

SWITZERLAND

Securities Law Notice

The offer of RSUs is not intended to be publicly offered in or from Switzerland.  Because the offer of the RSUs is considered a private offering, it is not subject to registration in Switzerland.  Neither this document nor any other materials relating to the RSUs constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, and neither this document nor any other materials relating to the RSUs may be publicly distributed nor otherwise made publicly available in Switzerland.

TAIWAN

Data Privacy Consent

The Employee hereby acknowledges that he or she has read and understood the terms regarding collection, processing and transfer of Data contained in Section 12 of the Grant Agreement and by participating in the Plan, the Employee agrees to such terms.  In this regard, upon request of the Company or the Employer, the Employee agrees to provide an executed data privacy consent form to the Employer or the Company (or any other agreements or consents that may be required by the Employer or the Company) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in the Employee’s country, either now or in the future. The Employee understands he or she will not be able to participate in the Plan if the Employee fails to execute any such consent or agreement.

Securities Law Notice

The RSUs and the Shares to be issued pursuant to the Plan are available only to employees of the Company, its Subsidiaries and Affiliates.  The grant of the RSUs does not constitute a public offer of securities.

Exchange Control Notice

The Employee may acquire and remit foreign currency (including proceeds from the sale of Shares) into and out of Taiwan up to US$5,000,000 per year.  If the transaction amount is TWD$500,000 or more in a single transaction, the Employee must submit a foreign exchange transaction form and also provide supporting documentation to the satisfaction of the remitting bank.  If the transaction amount is US$500,000 or more in a single transaction, the Employee may be required to provide additional supporting documentation to the satisfaction of the remitting bank.  The Employee should consult his or her personal advisor to ensure compliance with applicable exchange control laws in Taiwan.

THAILAND

Exchange Control Notice

When the Employee sells Shares issued upon vesting of the RSUs or receives dividends or dividend equivalent payments, the Employee must repatriate to Thailand any cash proceeds or payments of at least US$50,000 within 360 days from the date the sale transaction was entered into.  The Employee must either convert the amounts to local currency or deposit the funds into a foreign currency account within 360 days of repatriation.  If the amount of the Employee’s proceeds is US$50,000 or more, the Employee must specifically report the inward remittance to the Bank of Thailand on a foreign exchange transaction form.  If the Employee fails to comply with these obligations, the Employee may be subject to penalties assessed by the Bank of Thailand. The Employee should consult his or her personal legal advisor prior to taking any action with respect to the remittance of proceeds into Thailand.  The Employee is responsible for ensuring compliance with all exchange control laws in Thailand.

TUNISIA

Payout of RSUs in Cash Only

Pursuant to the Company’s discretion under Section 2(ii) of the Plan and notwithstanding the language in Section 3 of the Grant Agreement, due to legal considerations in Tunisia, the RSUs granted to Employees in Tunisia shall be settled in cash only through local payroll (less any Tax-Related Items and/or fees) and do not provide any right for the Employee to receive Shares.

Exchange Control Acknowledgement

If the Employee is a resident of Tunisia, he or she acknowledges, consents and agrees to comply with exchange control requirements with respect to the RSU and to obtain any necessary approval from the Central Bank of Tunisia.  If the Employee holds assets (including Shares acquired under the Plan) outside Tunisia and the value of such assets exceeds a certain threshold (currently TND

500), the Employee must declare the assets to the Central Bank of Tunisia within six months of their acquisition.  All proceeds from the RSUs, the Shares and the sale of Shares must be repatriated to Tunisia.  The Employee should consult his or her personal advisor before taking action with respect to remittance of proceeds into Tunisia.

TURKEY

Securities Law Notice

Under Turkish law, the Employee is not permitted to sell any Shares acquired under the Plan in Turkey.  The Shares are currently traded on the New York Stock Exchange, which is located outside of Turkey, under the ticker symbol “HPE” and Shares acquired under the Plan may be sold through this exchange.

Exchange Control Notice

Under Turkish law, Turkish residents are permitted to purchase and sell securities or derivatives traded on exchanges abroad only through a financial intermediary licensed in Turkey.  Therefore, the Employee may be required to appoint a Turkish broker to assist the Employee with the sale of the Shares acquired under the Plan.

UKRAINE

Payout of RSUs in Cash Only

Pursuant to the Company’s discretion under Section 2(ii) of the Plan and notwithstanding the language in Section 3 of the Grant Agreement, due to exchange control restrictions in the Ukraine, the RSUs granted to Employees in the Ukraine shall be settled in cash only paid through local payroll (less any Tax-Related Items and/or fees) and do not provide any right for the Employee to receive Shares.

Exchange Control Notice

The Employee understands that the Employee is responsible for complying with applicable exchange control regulations in Ukraine. The Employee should consult a legal advisor regarding his or her participation in the Plan.

UNITED ARAB EMIRATES

Securities Law Notice

The Plan is being offered only to qualified employees and is in the nature of providing equity incentives to employees of the Company or its Subsidiary in the UAE.  Any documents related to the Plan, including the Plan, this Appendix, the Plan prospectus and other grant documents (“Plan Documents”), are intended for distribution only to such employees and must not be delivered to, or relied on by any other person.  Prospective recipients of the securities offered (i.e., the RSUs) should conduct their own due diligence on the securities.

The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any Plan Documents nor has it taken steps to verify the information set out in them, and thus, is not responsible for  such documents.  Further, neither the Ministry of Economy nor the Dubai Department of Economic Development has approved this statement nor taken steps to verify the information set out in it, and has no responsibility for it.

Employees should, as prospective stockholders, conduct their own due diligence on the securities.  If the Employee does not understand the contents of the Plan Documents, he or she should consult an authorized financial adviser.

UNITED KINGDOM

Payout of RSUs in Shares Only

Pursuant to its discretion under Section 2(ii) of the Plan, with respect to all Employees residing in the United Kingdom, the Company will convert all vested RSUs only into an equivalent number of Shares.  Employees residing in the United Kingdom (or in the event of death, such Employee’s legal representative) will not receive an equivalent cash payment with respect to vested RSUs.

UZBEKISTAN

Payout of RSUs in Cash Only

Pursuant to the Company’s discretion under Section 2(ii) of the Plan and notwithstanding the language in Section 3 of the Grant Agreement, due to exchange control restrictions in Uzbekistan, the RSUs granted to Employees in Uzbekistan shall be settled in cash only (less any Tax-Related Items and/or fees) and do not provide any right for the Employee to receive Shares.

Exchange Control Notice

All proceeds from the vesting of the RSUs are required to be repatriated to Uzbekistan via a U.S. dollar account at a Uzbek bank.

VENEZUELA

Investment Representation

As a condition of the grant of RSUs, the Employee acknowledges and agrees that any Shares the Employee may acquire upon the vesting of the RSUs are acquired as and intended to be an investment rather than for the resale of the Shares and conversion of Shares into foreign currency.

Securities Law Notice

The RSUs granted under the Plan and the Shares issued under the Plan are offered as a personal, private, exclusive transaction and are not subject to Venezuelan government securities regulations.

Exchange Control Notice

Exchange control restrictions may limit the ability to vest in the RSUs or to remit funds into Venezuela following the sale of Shares acquired under the Plan. The Company reserves the right to further restrict the settlement of the RSUs or to amend or cancel the RSUs at any time to comply with the applicable exchange control laws in Venezuela.  However, ultimately, the Employee is responsible for complying with exchange control laws in Venezuela and neither the Company, the Employer nor any other Subsidiary or Affiliate will be liable for any fines or penalties resulting from the Employee’s failure to comply with Applicable Laws.  Because exchange control laws and regulations change frequently and without notice, the Employee should consult with his or her personal legal advisor before accepting the RSUs to ensure compliance with current regulations.

VIETNAM

Payout of RSUs in Cash Only

Pursuant to the Company’s discretion under Section 2(ii) of the Plan and notwithstanding the language in Section 3 of the Grant Agreement, due to exchange control restrictions in Vietnam, the RSUs granted to Employees in Vietnam shall be settled in cash only paid through local payroll (less any Tax-Related Items and/or fees) and do not provide any right for the Employee to receive Shares.